EXHIBIT (a)(1)(K)

Stock Option Amendment and Acceleration Offer Survey

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E-mail:

From (Please type in your name):

To: John Holtrust, Senior Vice President Human Resources

Did you receive your E-mail copy of the “Offer to Amend and Accelerate Employee Stock Options”?:

☐ Yes    ☐ No

Do you understand the “Stock Option Acceleration Program”?:

☐ Yes    ☐ No

Are you aware that the Acknowledgement and Election Form must be returned whether or not you want to participate in the program?:

☐ Yes    ☐ No

Did you know your Acknowledgement and Election Form could be completed, signed and faxed to 1-877-881-2295?

☐ Yes    ☐ No

Do you know you can obtain a duplicate “Acknowledgement and Election Form” via E-mail from AccelerationOfferFormRequest@microsemi.com or by faxed request to 1-877-798-3193?:

☐ Yes    ☐ No

Do you know that the Offer expires on September 15, 2005 at 5:00 p.m. Pacific Daylight Time unless we have received your form, subject to extension by Microsemi in its sole discretion?

☐ Yes    ☐ No

Message:

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